Exhibit 10.2

CONFIDENTIAL TREATMENT

Dyax Corp. has requested that portions of this document be accorded confidential treatment pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.

FIFTH AMENDMENT
TO
JOINT DEVELOPMENT AND LICENSE AGREEMENT

This FIFTH AMENDMENT (the "Fifth Amendment"), dated as of June 21, 2012 (the "Fifth Amendment Date"), is entered into by and between Dyax Corp. ("Dyax"), and Sigma Tau Rare Diseases S.A. as successor-in-interest to Defiante Farmacêutica S.A. ("STRD").  This Fifth Amendment further amends that certain Joint Development and License Agreement (the "Original Agreement"), dated effective as of June 18, 2010 (the "Effective Date"), as amended by the First Amendment to Joint Development and License Agreement (the "First Amendment”), dated December 21, 2010 (the "First Amendment Date"), the Second Amendment to Joint Development and License Agreement (the "Second Amendment"), dated May 21, 2011 (the "Second Amendment Date"), the Third Amendment to Joint Development and License Agreement (the "Third Amendment"), dated December 26, 2011 (the "Third Amendment Date") and Fourth Amendment to Joint Development and License Agreement (the "Fourth Amendment"), dated May 29, 2012 (the "Fourth Amendment Date").  The Original Agreement, as amended by the First Amendment, the Second Amendment, the Third Amendment and the Fourth Amendment, is referred to herein as the "Amended Agreement."   All capitalized terms not otherwise defined in this Fourth Amendment shall be as defined in the Amended Agreement.

WHEREAS, under the terms of the Amended Agreement, Dyax has granted STRD certain rights to Develop, Manufacture and Commercialize products incorporating DX-88 for the treatment of angioedemas and certain other indications; and

WHEREAS, the parties wish to amend certain terms and conditions applicable to STRD's rights and obligations under the Amended Agreement.

NOW, THEREFORE, in consideration of the promises and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Dyax and STRD hereby agree as follows:

1.
Exhibit A to the Amended Agreement is hereby deleted in its entirety and replaced by Exhibit A attached to this Fifth Amendment.   For the avoidance of doubt, the remaining countries of Latin America have been removed from the STRD Territory and all rights to Develop and Commercialize Product in such countries has been returned to Dyax.  STRD shall, within [*****] after the Fifth Amendment Date, transfer to Dyax all records and materials available to STRD and relating to STRD's Product-related activities in such countries, including regulatory correspondence and filings, and copies of any third party agreements, if any (it being understood that Dyax will have no obligations under any such agreements).

2.	Section 1.32 of the Amended Agreement is hereby deleted in its entirety and replaced by the following, in lieu thereof:

1.32           "STRD Territory".  STRD Territory shall mean:

(a)
the countries listed under the heading "Original STRD Territory" on Exhibit A, together with (i) any additional countries that join the EU after the Effective Date, and (ii) any new countries or territories created or arising after the Effective Date that reside within the geographical boundaries of such countries (the "Original STRD Territory"); and

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

(b)
the countries listed under the heading " Additional STRD Territory" on Exhibit A, together with any new countries or territories created or arising after the Effective Date that reside within the geographical boundaries of such countries (the " Additional  STRD Territory").

3.	Section 4.2 (a) of the Amended Agreement is hereby deleted in its entirety and replaced by the following, in lieu thereof:

4.2	HAE Indication.

(a)
HAE Development Plan. As soon as possible after the Fifth Amendment Date, STRD and Dyax shall jointly complete, and the JSC shall approve by [*****], a formal document that will detail STRD's [*****] Efforts to Commercialize Product in the Field in the STRD Territory (the "HAE Development Plan") in accordance with its obligations under Section 5.1 and, as to Europe, in accordance with the provisions of Section 6.7 hereof. The HAE Development Plan shall include all activities that are necessary to obtain Regulatory Approval of the Product in the Field in the Additional STRD Territory; strategies and timelines for completing such activities, together with the annual budget for expenses related thereto.  The HAE Development Plan shall also allocate responsibility between the Parties for such activities, subject to Section 4.2(c), (d) and (e) below and each Party's financial obligations under Section 7.3.

The JSC shall review and monitor the activities conducted by the Parties under the HAE Development Plan, which shall be updated and modified from time to time to include any additional studies required by any Regulatory Authority in the Additional STRD Territory, up until filing of an application for Regulatory Approval with such Regulatory Authority, and any Post-Filing Activities required to obtain Regulatory Approval for the treatment of HAE in each country of the Additional STRD Territory, in accordance with the following process:

(i)
each Party shall review the HAE Development Plan not less frequently than quarterly and shall develop detailed and specific updates to the HAE Development Plan, until the completion of the activities covered thereunder;

(ii)	each Party shall submit all such updates to the JSC for review and approval at each meeting of the JSC; and

(iii)
the JSC shall review proposed updates to the HAE Development Plan at the next scheduled meeting of the JSC, or earlier if the JSC so agrees, and may approve such proposed updates in its discretion and, upon such approval by the JSC, the HAE Development Plan shall be amended accordingly.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

4.	Section 7.14 of the Amended Agreement is hereby amended to insert the following subsection (c) at the end of such section:

(c)
Within [*****] following the completion of each calendar quarter during the Term of this Agreement, Dyax shall pay to STRD a quarterly contribution payment equal to five percent (5.0%) of any amounts received by Dyax during the prior quarter as a result of sales of Product in the following countries of Latin America and the Caribbean: Anguilla, Antigua and Barbuda, Aruba, Bahamas, Barbados, Belize, Bermuda, Bolivia, British Virgin Islands, Cayman Islands, Chile, Colombia, Costa Rica, Cuba, Dominica, Dominican Republic, Ecuador, El Salvador, Grenada, Guatemala, Guyana, Haiti, Honduras, Jamaica, Montserrat, Netherlands Antilles, Nicaragua, Panama, Paraguay, Peru, Saint Kitts and Nevis, Saint Lucia, Saint Vincent and the Grenadines, Suriname, Trinidad and Tobago, Turks and Caicos Islands, Uruguay, Venezuela.

5.
Except as expressly provided otherwise in this Fifth Amendment, all provisions of the Amended Agreement remain in full force and effect without modification and all such terms are hereby ratified and confirmed.

6.
From and after the Fifth Amendment Date, the term "Agreement" as used in the Original Agreement shall mean the Original Agreement, as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment and this Fifth Amendment.

7.	This Fifth Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, Dyax and STRD have caused this Fifth Amendment to be duly executed by their authorized representatives under seal, effective as of the Fifth Amendment Date.

DYAX CORP.

By:	/s/ Ivana Magovcevic-Liebisch
	Name:	Ivana Magovcevic-Liebisch
	Title:	Executive Vice President and
Chief Business Officer

SIGMA TAU RARE DISEASES S.A.

By:	/s/ Pedro Quintas
	Name:	Pedro Quintas
	Title:	Director

SIGMA TAU RARE DISEASES S.A.

By:	/s/ Jose P. Vieira
	Name:	Jose P. Vieira
	Title:	Director

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

EXHIBIT A
STRD Territory

Original STRD Territory:

Europe:

Albania, Austria, Belgium, Bosnia Herzegovina, Bulgaria, Cyprus, Croatia, Czech Republic, Denmark, Estonia, Finland, France (Principality of Monaco), Germany, Greece, Hungary, Iceland, Ireland, Italy (City of Vatican and Republic of San Marino), Latvia, Liechtenstein, Lithuania, Luxembourg, Malta, Macedonia, Montenegro, Netherlands, Norway, Poland, Portugal, Romania, Serbia, Slovakia, Slovenia, Spain (Andorra), Sweden, Switzerland, Turkey, United Kingdom

Russia:

Russian Federation, Armenia, Azerbaijan, Belarus, Georgia, Kazakhstan, Kyrgyzstan, Republic of Moldova, Tajikistan, Turkmenistan, Ukraine, Uzbekistan

Additional STRD Territory:

Australia
New Zealand

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

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